Exhibit 8(d)(1)

BLACKROCK FUNDS III

AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN

Introduction: The Board of Trustees (the “Board”) of BlackRock Funds III (the “Trust”) previously approved a Shareholder Servicing Plan on February 22, 2010 (the “Initial Plan”) with respect to the various classes of shares (each, a “Class”) of certain portfolios of the Trust, as such list of portfolios may be revised from time to time (each, a “Fund”). In connection with the change in the administrator of the Trust from BlackRock Institutional Trust Company, N.A. to BlackRock Advisors, LLC (the “Administrator”), the Board approved an amendment and restatement to the Initial Plan, as set forth in this Amended and Restated Shareholder Servicing Plan (this “Plan”), to authorize the Administrator to engage and pay certain financial institutions, securities dealers and other industry professionals (collectively, “Shareholder Servicing Agents”) for providing services to Fund shareholders. The Initial Plan was not, and this Plan is not to be, adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), and the fee under the Initial Plan and this Plan is intended to be a “service fee,” as defined in Conduct Rule 2830 of the Financial Industry Regulatory Authority, Inc.

The Board requested and evaluated such information as it deemed necessary to an informed determination as to whether the Initial Plan should be amended and restated, and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use Trust assets for such purposes.

In voting to approve the implementation of this Plan, the Board concluded, in the exercise of its reasonable business judgment and in light of applicable fiduciary duties, that there is a reasonable likelihood that this Plan will benefit the Trust and its shareholders.

The Plan: The material aspects of this Plan are as follows:

1. Fees. The Trust is permitted to pay to one or more Shareholder Servicing Agents a maximum fee per Class at the annual rate set forth opposite the name of each Fund’s Class on Schedule 1 hereto, based upon the value of such Class’s average daily net assets, in respect of the provision of personal services to shareholders of such Class and/or the maintenance of shareholder accounts. The Board has delegated to the Administrator and the Administrator has assumed certain responsibilities with respect to the Shareholder Servicing Agents, including the obligation to pay the Shareholder Servicing Agents such compensation as their respective shareholder servicing agreements may provide. The Board shall retain the authority to determine the maximum shareholder servicing fee that the Administrator may agree to pay to the Shareholder Servicing Agents pursuant to this Plan.

2. Services. Payments of the shareholder servicing fee shall be used to compensate Shareholder Servicing Agents for serving as agents of the Trust for the limited purpose of accepting orders to purchase or redeem Fund shares and for providing services including, but not limited to: (a) providing sub-accounting for Fund shares beneficially owned by shareholders or the information necessary for such sub-accounting; (b) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with the Fund’s Transfer Agent or distributor; (c) providing periodic statements showing account balances and, to the extent practicable, integrating such information with other transactions otherwise effected by the Shareholder Servicing Agent; (d) furnishing (either separately or on an integrated basis with other reports sent to an account by a Shareholder Servicing Agent) monthly and annual statements and confirmations of all purchases and redemptions of Fund shares; (e) transmitting, on behalf of the Fund, proxy statements, shareholder reports, prospectuses and other communications from the Fund or the Administrator to accounts; (f) receiving, tabulating and transmitting to the Fund or the Administrator proxies executed by shareholders with respect to shareholder meetings; (g) arranging for wiring of funds and transmitting and receiving funds in connection with orders to purchase or redeem Fund shares; (h) processing dividend payments from the Fund on behalf of shareholders; (i) providing such other similar services as the Fund or the Administrator may request; and (j) providing necessary personnel and facilities to conduct the activities described above.

3. Authorization of the Administrator: The Board has determined that it is consistent with the best interests of the Funds and appropriate in furtherance of the purposes of this Plan that the Administrator, by operation of this Plan, be authorized as follows:

(a) New Agreements. With respect to new agreements entered into after the date of this restatement, (i) to identify Shareholder Servicing Agents; (ii) to appoint Shareholder Servicing Agents to act as agents for the Trust for the limited purpose of accepting orders to purchase or redeem Fund shares and (iii) to engage Shareholder Servicing Agents to perform shareholder servicing services by entering into shareholder servicing agreements; (iv) to terminate Shareholder Servicing Agents, pursuant to the terms of the relevant agreements; and (v) to pay Shareholder Servicing Agents out of the Administrator’s fees the amount due them under the shareholder servicing agreements, subject to compliance by a Shareholder Servicing Agent with the terms of the related agreements between the Shareholder Servicing Agent and the Administrator. Forms of agreement entered into by the Administrator in connection with this Plan will be presented to the Board from time to time, but the Board has determined that the Administrator may enter into agreements with the Shareholder Servicing Agents that differ from those forms in such form or substance as the Administrator deems necessary or appropriate; provided, however, that the Administrator shall not have authority to exceed the maximum fee set by the Board for agreements entered into in connection with this Plan nor to eliminate terms creating third party beneficiary or similar rights in favor of the Trust or the Funds.

(b) Existing Agreements. With respect to existing shareholder servicing agreements between a Shareholder Servicing Agent and the Trust, (i) to amend or restate such agreements, or any terms thereof, as the Administrator deems necessary or appropriate; (ii) to terminate such agreements or cause them to be superseded by new agreements in accordance with paragraph 3(a) above; and (iii) to pay the Shareholder Servicing Agents out of the Administrator’s fees the amounts due them under the shareholder servicing agreements between the Shareholder Servicing Agent and the Trust.

4. Fee Calculation. For the purpose of determining the fees payable under this Plan, the value of the net assets of each Fund shall be computed in the manner specified in the Trust’s registration statement on Form N-1A for the computation of the value of the Fund’s net assets.

5. Reporting. The Administrator shall provide the Board, at least quarterly, with a written report that includes the names of the firms that serve as Shareholder Servicing Agents pursuant to agreements entered into in connection with this Plan and all amounts actually expended during the reporting period pursuant to this Plan, expressed both as dollar amounts and percentages. The report shall state the purpose for which the amounts were expended; provided, however, it shall be assumed that the purposes are to compensate Shareholder Servicing Agents for some or all of the of services described above in paragraph 2. BlackRock Fund Advisors, as adviser to the Master Investment Portfolio (“MIP”), shall identify amounts received by the Administrator from the Trust and retained as compensation separately in reports presented to the Board in connection with the annual approval of the MIP advisory agreements.

6. Effectiveness. This Plan will become effective immediately upon approval by a majority of the Board members, including a majority of the Board members who are not “interested persons” (as defined in the Act) of the Trust and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan or on such later date as the Board may designate (the “Effective Date”).

7. Term. This Plan shall continue for a period of one year from its Effective Date, unless earlier terminated in accordance with its terms, and thereafter shall continue automatically for successive annual periods, provided such continuance is approved at least annually in the manner provided in paragraph 6 hereof. This Plan is terminable without penalty at any time by vote of a majority of the Board members who are not “interested persons” (as defined in the Act) of the Trust and have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan.

8. Amendments. This Plan may be amended at any time by the Board, provided that any material amendments of the terms of this Plan shall become effective only upon approval as provided in paragraph 6 hereof.

9. Limitation of Liability. The obligations hereunder and under any agreement shall only be binding upon the assets and property of the relevant Fund, as provided for in the Trust’s Agreement and Declaration of Trust and By-Laws and shall not be binding upon any Trustee, officer or shareholder of the Trust or Fund individually.

Approved by the Board of Trustees of BlackRock Funds III on April 17, 2012 and effective July 1, 2012.

SCHEDULE 1

Fees are expressed as a percentage of the average daily net asset value of the particular Class of the particular Fund beneficially owned by or attributable to clients of the Shareholder Servicing Agent.

Fund and Share Classes	Maximum Annual Fee Rate
LifePath Retirement Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2020 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2025 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2030 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2035 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2040 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2045 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2050 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

LifePath 2055 Portfolio
Investor A	0.25%
Investor C	0.25%
Class R	0.25%
Institutional	0.25%

BlackRock CoreAlpha Bond Fund
Institutional	0.25%
Investor A	0.25%
Investor C	0.25%

BlackRock Bond Index Fund
Institutional	0.25%
Investor A	0.25%
Class K	0.25%

BlackRock S&P 500 Stock Fund
Institutional	0.15%
Investor A	0.15%
Investor A1	0.15%
Investor B	0.15%
Investor C1	0.15%
Service	0.15%
Class K	0.15%

Approved by the Board of Trustees of BlackRock Funds III on April 17, 2012, as amended May 16, 2012, and effective July 1, 2012.